Exhibit 10.1
8th Avenue Food & Provisions, Inc.
Annual Bonus Program

A.	Purpose

1.
The Program. The 8th Avenue Food & Provisions, Inc. Annual Bonus Program is an annual bonus compensation program that makes awards of cash. Any Bonus Award provided for under the Program is subject to the complete terms and conditions of this core document and its Addenda. In the event of a conflict between the core document and its Addenda, the core document shall control unless specifically provided otherwise in this core document.

2.
Purpose. The Program provides Participants the opportunity to earn bonuses based on (a) achieving a specified percentage of EBITDA Plan (unless otherwise specified in the Addenda), and (b) if specified in the Addenda, other Performance Criteria, during a one-year Performance Period.

B.	Definitions
“Actual EBITDA” means Adjusted EBITDA as recorded in the internal books and records of the Company.
“Addenda” means the addenda attached to this core Program document which may contain the criteria and metrics for the Program specific to each group of participating Employees within the Company or its Operating Company.
“Adjusted EBITDA” means the adjusted earnings before interest, taxes, depreciation, and amortization of the Company and its Operating Companies over the Performance Period. Adjustments are as approved by the Board.
“Administrator” means the Chief Human Resources Officer of the Company, or any person so appointed by the Chief Executive Officer of the Company.
“Affiliate” means any corporation that is a subsidiary of the Company, and any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company owns an equity interest.
“Board” means the Board of Directors of the Company or duly appointed compensation committee thereof.
“Bonus Award” means any cash bonus granted under the terms of this Program.
“Bonus Target” means the percentage of Salary or specific dollar amount the Participant is eligible to receive in the form of a Bonus Award.
“Company” means 8th Avenue Food & Provisions, Inc.
“Disability” or “Disabled” means that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months. In determining whether a Participant is Disabled, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or its parent company or any Affiliate in which the Participant participates, provided that the definition of disability applied under such plan meets the requirements of a Disability in the first sentence hereof.
“EBITDA Plan” means Adjusted EBITDA as projected in financial plans and determined by the Company in its sole discretion for the Company and its Operating Companies, as applicable with respect to a Bonus Award.
“Employee” means an individual who is designated by the Company as a common-law employee of the Company or any of its Operating Companies.
“Officer” means the Company’s Chief Executive Officer and Chief Financial Officer, and any other corporate officer of the Company or any of its Operating Companies.
“Operating Company/Companies” means a subsidiary/subsidiaries of the Company.

“Participant” means an Employee who is designated and approved for participation by the Chief Executive Officer of the Company or his delegate (or in the case of participation by any Officer, as approved by the Board), and who satisfies any additional conditions for participation in the Program as set forth in the applicable Addendum.
“Performance Criteria” means Actual EBITDA versus EBITDA Plan and as specified on the applicable Addendum, any other criteria, including but not limited to an Employee’s performance appraisal rating or net sales of an Operating Company.
“Performance Period” is the applicable fiscal year of the Company, which ends September 30.
“Program” means the 8th Avenue Food & Provisions, Inc. Annual Bonus Program.
“Salary” is, except as modified by Section C6:

(a)
for a Participant who is classified by the Company as an exempt Employee, the Participant’s regular, annualized base salary rate, excluding overtime pay, bonuses, car allowance, commissions, fees, equity compensation and employer-provided benefits. Except as otherwise applicable under Section C4, such Participant’s Salary shall be measured on the last day of the applicable Performance Period, or, if earlier, and Section C3(a) or E4 applies, the last day he or she was a Participant.

(b)
for a Participant who is classified by the Company as a non-exempt Employee, the Participant’s actual earnings for the period during which he or she was a Participant during the applicable Performance Period, including overtime pay, but excluding bonuses, car allowance, commissions, fees, equity compensation and employer-provided benefits.

For purposes of the preceding provisions, employer-provided benefits include but are not limited to workers’ compensation or disability payments, whether paid pursuant to an insurance policy or through payroll, and paid leave pursuant to any Company parental leave policy.

C.	Participation

1.
In General. An Employee will become a Participant in the Program for a Performance Period (or portion thereof) if he or she meets the definition of “Participant” in Section B hereof and if he or she receives a written communication from the Company or an Operating Company so providing for his or her participation.

2.	New or Promoted Employees. Unless otherwise provided in the applicable Addendum:

(a)
New Employees that are hired during a Performance Period or are promoted from ineligible status to eligible status during a Performance Period may be Participants in the Program for that Performance Period if they are hired or promoted before July 1 of that Performance Period, and any Bonus Award will be made on a pro-rated basis.

(b)	New Employees hired or promoted from ineligible status to eligible status on or after July 1 of any Performance Period may not participate in the Program for that Performance Period.

(c)	Whether and when an Employee has been promoted for purposes of this Program shall be determined in the sole discretion of the Administrator.

3.	Transferring Participants. Unless otherwise provided in the applicable Addendum:

(a)
A Participant in the Program who, during a Performance Period, transfers to an ineligible status under the Program but remains an Employee, shall be eligible for a Bonus Award based upon the prorated number of months in which he or she was an eligible Participant under the Program.

(b)
A Participant in the Program who, during a Performance Period, transfers to a new position (for example, becomes employed by a different Operating Company) wherein his or her participation is governed by more than one Addendum, will have his or her Bonus Award calculated based upon the prorated number of months in each position, and the definition of Salary shall be adjusted accordingly for each period.

(c)	In no event will a Participant be eligible for, in the aggregate, more than one full year’s Bonus Award based on his or her Bonus Targets.

4.
Participants in Eligible Status Promoted During Performance Period. A Participant in the Program, who, before March 1st of any Performance Period, is promoted to a new position wherein his or her Bonus Target is increased due to such promotion, shall be eligible to earn a Bonus Award based on the Bonus Target applicable to the promoted position. If a promotion for such a Participant occurs on or after March 1st of a Performance Period, he or she will be eligible to earn a Bonus Award to be prorated based upon the number of months he or she was a Participant under each of the pre-promotion and the post-promotion Bonus Targets, and the definition of Salary shall be adjusted accordingly for each period.

5.	Proration. For purposes of this Section C, Bonus Awards are prorated as follows:

(a)
If any event described in this Section C that requires proration occurs before the fifteenth (15th) day of the calendar month, the Bonus Award will be calculated as if the event occurred at the beginning of the month.

(b)
If any event described in this Section C that requires proration occurs on or after the fifteenth (15th) day of the calendar month, the Bonus Award will be calculated as if the event occurred on the last day of the month.

6.	Leaves of Absence.
The definition of Salary for purposes of calculating a Participant’s bonus shall be adjusted due to the Participant’s leave of absence during the Performance Period as described in this section.

(a)
For a Participant who is classified by the Company as an exempt Employee: Salary shall not be reduced for a Participant’s Company-approved leave(s) of absence of up to 12 weeks (or up to 26 weeks if for military caregiver leave) during a Performance Period, whether or not contiguous. If a Participant’s leave(s) of absence extends beyond 12 weeks (or 26 weeks for military caregiver leave) in any given Performance Period, Salary shall be reduced by multiplying Salary by a fraction, the numerator of which is the number of weeks of leave during the Performance Period that exceed 12 (or 26), and the denominator of which is the number of weeks he or she was a Participant during the Performance Period. For this purpose, weeks will be rounded down for absences of three days or fewer and rounded up for absences of four days or more.

(b)
For a Participant who is classified by the Company as a non-exempt Employee: If a Participant has a Company-approved leave(s) of absence of up to 12 weeks (or up to 26 weeks if for military caregiver leave) during a Performance Period, whether or not contiguous, the Participant shall be deemed to have earned his or her regular rate of pay (for purposes of defining Salary) as if he or she had worked his or her regularly scheduled hours (excluding overtime) during that leave or leaves.

D.	Award Criteria and Targets

1.
Performance Criteria. Except as otherwise specified in the applicable Addendum, Bonus Awards are based on Actual EBITDA versus EBITDA Plan and as specified on the applicable Addendum, and any other criteria specified in the applicable Addendum, including but not limited to an Employee’s performance appraisal rating or net sales of an Operating Company. Performance Criteria shall be as approved by the Chief Executive Officer of the Company or his delegate, or in the case of Performance Criteria applicable to an Officer, by the Board.

2.
Bonus Targets. A Bonus Target will be communicated to Participants near the beginning of each Performance Period, near the start of his or her participation during that Performance Period, or near the start of a new position into which he or she has been promoted, as applicable. Bonus Targets must be approved by the Chief Executive Officer of the Company or his delegate, and with respect to any adjustments to Bonus Targets of Officers, by the Board.

3.
Adjustments. Notwithstanding anything to the contrary herein or in the Addenda, the Company reserves the right to adjust the Performance Criteria and Bonus Targets during any Performance Period due to an Operating Company’s business reorganization, acquisition, divestiture, or other transactions, without a Participant’s consent. Any such adjustments shall be at the discretion of the Chief Executive Officer or his delegate in consultation with the functional leader of the applicable Operating Company, or in the case of Performance Criteria and Bonus Target applicable to an Officer, by the Board.

E.	Award Payments

1.
Achievement of Performance Criteria. The Chief Executive Officer or the Chief Financial Officer of the Company shall certify any achievement of Performance Criteria following the conclusion of the Performance Period. Notwithstanding the foregoing, any achievement of Performance Criteria applicable to an Officer shall be certified by the Board.

2.
Payment/ Employment Requirements. Provided all applicable Performance Criteria are met and certified, or in the event the Board uses its discretion to otherwise approve payment, Bonus Awards (less applicable withholding) will be paid following the end of the Performance Period for which the Bonus Award was earned, generally by the December 15th that next follows the end of the Performance Period. Notwithstanding the foregoing, payments will be made no later than the March 15th that follows the close of the applicable Performance Period. Payment of any Bonus Award shall be made in cash (or its equivalent) in a single lump sum. Unless otherwise specified in an Addendum, in order to receive a payment of a Bonus Award, the Participant must be employed by the Company or an Affiliate as of the last day of the applicable Performance Period.

3.
Withholding of Taxes. The Company (or applicable Operating Company) shall deduct from any payment, or otherwise collect from Participant, any taxes, premiums or charges of any kind required to be withheld by federal, state, provincial or local governments in connection with any Bonus Award.

4.
Death or Disability. Notwithstanding the foregoing, a Bonus Award shall vest at 100% of Bonus Target in the event of the Participant’s death or Disability during the applicable Performance Period. Any payments made under this Section E4 shall be paid in a lump sum within 60 days of the Participant’s death or the Administrator’s determination of Disability, but in no event later than March 15th of the calendar year following the death or Disability. In the event payment is made due to the Participant’s death, payment shall be made to the beneficiary or beneficiaries, if any, whose names are on file with the Company or Operating Company, or if there is no such beneficiary designation on file, or if the Administrator is in doubt as to the rights of any beneficiary, to the Participant’s legal heir(s) pursuant to the laws of descent and distribution of the Participant’s last state of permanent residence. If a Bonus Award is paid pursuant to this section, it will be pro-rated for the period of participation during the Performance Period before the death or Disability. Notwithstanding the foregoing, this Section E4 does not apply to the Chief Executive Officer.

5.
Adjustments. Notwithstanding anything to the contrary in Section E or in the Addenda, the Company reserves the right to provide for accelerated vesting and payments for any reason, without a Participant’s consent. Any such adjustments shall be at the discretion of the Chief Executive Officer or his delegate in consultation with the functional leader of the applicable Operating Company, or in the case of any adjustments with respect to an Officer, at the discretion of the Board.

F.	Program Administration and Miscellaneous

1.
Administration. The Program shall be administered by the Administrator. The Administrator shall have exclusive authority and discretion to administer and interpret the Program and have the power to establish rules in connection with the administration of the Program and perform all acts that such Administrator deems reasonable and proper, including the power to delegate the responsibility to others to assist with administration. Notwithstanding the foregoing, with respect to Bonus Awards to Officers, the Board shall have final authority and discretion.

2.	Amendment and Termination. The Chief Executive Officer of the Company or his delegate may amend or terminate the Program with respect to a Performance Period at any time up to and including the day before the last day of such Performance Period; however, any such amendment or termination that in the Administrator’s judgment, detrimentally affects accrued Bonus Awards of Participants shall be made in consultation with the functional leader of the applicable Operating Company, and any material amendment affecting the Bonus Award of any Officer shall be approved by the Board.

3.	No Warranty of Tax Effect. No opinion is expressed nor warranties made as to the effect for any tax purposes of any Bonus Award under this Program.

4.
Program Not a Contract or Guarantee of a Bonus Award. While the Company intends to adhere to the policies and guidelines contained in this Program document, the provisions herein are not and should not be considered to be a contract of any kind, express or implied; notwithstanding the foregoing, amendment and termination of the Program is subject in all respects to Section F2. Without limiting the foregoing, participation in this Program is not intended to create and should not be construed as creating a contract guaranteeing employment of any duration with the Company and/or its Affiliates.

5.
Construction. The headings of the Sections in this document are for reference only and are not to be used in construing the Program document. Unless clearly inappropriate, all pronouns of whatever gender refer to persons of any gender, and singular items refer also to plural items and vice versa.

6.
Code Section 409A. The payments hereunder are intended to comply with or be exempt from Section 409A of the Internal Revenue Code, as amended, and the regulations and other guidance thereunder (“Code Section 409A”). Any installment payment hereunder shall be treated as a separate payment for purposes of Code Section 409A. Notwithstanding anything herein to the contrary, to the extent applicable, if the Participant is a “specified employee” within the meaning of Code Section 409A, and to the extent necessary to avoid the adverse tax consequences under Code Section 409A, no portion of his or her Bonus Award shall be paid on account of a “separation from service,” as defined by Code Section 409A, before the earlier of

(a)	the date which is six months following the date of the Participant’s separation from service, or

(b)	the date of death of the Participant. Amounts that would have been paid during such delay will be paid on the first business day following the six-month delay.